UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2012

PROLOGIS, INC.

PROLOGIS, L.P.

(Exact name of registrant as specified in charter)

Maryland (Prologis, Inc.) Delaware (Prologis, L.P.)	001-13545 (Prologis, Inc.) 001-14245 (Prologis, L.P.)	94-3281941 (Prologis, Inc.) 94-3285362 (Prologis, L.P.)
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Pier 1, Bay 1, San Francisco, California	94111
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ Telephone Number, including Area Code: (415) 394-9000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement and

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 2, 2012, Prologis, Inc., a Maryland corporation (“Prologis”), Prologis, L.P., a Delaware limited partnership (the “Operating Partnership”), and various affiliates of the Operating Partnership entered into a Senior Term Loan Agreement (the “Loan Agreement”) with various lenders and Bank of America, N.A., as Administrative Agent. Pursuant to the Loan Agreement, the Operating Partnership and various affiliates thereof (collectively the “Borrowers”) may obtain loans in various currencies in an aggregate amount not to exceed €487,500,000 (subject to increase up to €987,500,000 pursuant to the accordion feature included in the Loan Agreement). The Loan Agreement permits the Borrowers to re-borrow, within a specified period of time, any amounts prepaid thereunder. The initial borrowing under the Loan Agreement occurred on February 7, 2012.

The Loan Agreement is scheduled to mature on February 2, 2014, but the Operating Partnership may, at its option and subject to the satisfaction of certain conditions and payment of an extension fee, extend the maturity date of the Loan Agreement three times, in each case for a period of up to one year. Pricing under the Loan Agreement, including the spread over LIBOR, varies based upon the public debt ratings of the Operating Partnership as in effect from time to time. The Loan Agreement contains representations, covenants (including certain financial tests applicable to Prologis) and defaults (including a cross-acceleration to other recourse indebtedness of more than $50,000,000) that are substantially the same as the corresponding provisions of the other major unsecured credit facilities of Prologis and the Operating Partnership. Prologis has unconditionally guaranteed all obligations of each borrower under the Loan Agreement, and the Operating Partnership has unconditionally guaranteed all obligations of each other borrower under the Loan Agreement.

The Loan Agreement has been included herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02.	Termination of Material Definitive Agreement.

On February 2, 2012, Prologis, a Maryland real estate investment trust (“Old Prologis”), (i) revoked the classification of all indebtedness previously identified as designated senior debt under the Amended and Restated Security Agency Agreement dated as of October 6, 2005 (as amended, the “Security Agency Agreement”) among various creditors of Old Prologis and Bank of America, N.A., as collateral agent, and (ii) terminated the Security Agency Agreement.

Item 9.01.	Financial Statements and Exhibits.

  (d) Exhibits

10.1	Senior Term Loan Agreement dated as of February 2, 2012 among Prologis, Inc., Prologis, L.P., various affiliates of Prologis, L.P., various lenders and Bank of America, N.A., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2012

PROLOGIS, INC.

By:	/s/ Edward S. Nekritz
Name:	Edward S. Nekritz
Title:	Chief Legal Officer, General Counsel and Secretary

PROLOGIS, L.P.
By: Prologis, Inc.,
Date: February 7, 2012	its General Partner

By:	/s/ Edward S. Nekritz
Name: Edward S. Nekritz
Title: Chief Legal Officer, General Counsel and Secretary